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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the following Registration Statements of Tekelec on Form S-8 (Registration Nos. 33-48079, 33-82124, 33-60611 and 333-05933) and on Form S-3 (Registration Nos. 33-34835
and 33-62035) of our report dated February 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of Tekelec as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.
Sherman Oaks, California
March 27, 1997